UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2024

OCEAN BIOMEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40793	87-1309280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Claverick St., Room 325

Providence, RI 02903

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (401) 444-7375

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	OCEA	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock at an exercise price of $11.50	OCEAW	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Amendment to a Material Definitive Agreement

On October 11, 2024, Ocean Biomedical, Inc.’s Board of Directors unanimously ratified the fully countersigned copy of a revised agreement with Virion Therapeutics (originally entered into in November 2023) received by it on September 26, 2024. Ocean shall receive that number of limited liability company units (“Common Interests”) in Virion to cause its ownership in Virion to equal 22% of Virion’s issued and outstanding membership interests on a fully-diluted basis, in exchange for $9 million in cash and/or equity (the “Aggregate Capital Contribution”).The maximum total number of Common Interests available for purchase by Ocean pursuant to this Agreement is 10,933,155 Common Interests, of which 1,166,203 Common Interests (the “Initial Virion Interests”) have already been issued by Virion to Ocean as of the Effective Date as a result of the capital contribution made to Virion described and which Initial Virion Interests represent 2.34% of the issued and outstanding Virion membership interests (the “Initial Percentage Interest”) on a fully-diluted basis as of August 21st, 2024. The Aggregate Capital Contribution shall be payable as follows: a. an amount equal to $960,000 shall be credited towards the Aggregate Capital Contribution for amounts already received by Virion in connection with the Original Agreement, as of the Effective Date; and b. An amount equal to the aggregate proceeds actually received by Virion in connection with the sale of the 500,000 shares of common stock of Ocean (“Ocean Common Stock”) owned by Virion as of the date of this Agreement (the “Existing Shares”), which shall be calculated as the number of Existing Shares sold by Virion multiplied by the closing price of such Existing Shares at the time of such sale. Virion agrees to sell the Existing Shares equal to 5% or less of the volume of sales of OCEA stock on the NASDAQ Capital Market on any given trading day, and in full compliance with Rule 144. In the event the amount of cash actually received by Virion (collectively, the “Actual Contributions”) as of April 1, 2025 (the “Final Contribution Date”), is less than the Aggregate Capital Contribution, Ocean shall have the option, but not the obligation, to make additional capital contributions to Virion, up to an amount equal to the difference between the Aggregate Capital Contribution and the Actual Contributions (the “Final Contribution Amount”). The ownership percentage held, and the number of Common Interests owned, by Ocean shall be determined based upon the Actual Contributions made plus any Final Contribution Amount (collectively, the “Actual Aggregate Capital Contribution”) paid to Virion as of the date such calculation is made. The Final Contribution Amount may be paid, at Ocean’s election, in cash, through the issuance to Virion of additional shares of Ocean Common Stock (“Final Contribution Shares”) or a combination of both and shall be made no later than 1 business day following the Final Contribution Date. The value of any Final Contribution Shares issued to Virion pursuant to this Section 1.2(d) shall be equal to the number of Final Contribution Shares issued to Virion, multiplied by the closing price for such Final Contribution Shares on the date of such issuance. Viron shall not be obligated to accept any additional contributions from Ocean after the Final Contribution Date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2024

OCEAN BIOMEDICAL, INC.

By:	/s/ Jolie Kahn
Jolie Kahn
Chief Financial Officer